Exhibit 10.27

Collaboration Agreement

Between

America Arki Network (Beijing) Co., Ltd.

And

China UnionPay Merchant Service (Liaoning) Co. Ltd.

April 8, 2016

Party A: China UnionPay Merchant Service (Liaoning) Co. Ltd

Authorized Representative: Jinghui Liu

Address: 32 Yingbin Street, Shenyang City, Liaoning, PRC

Party B: America Arki Network (Beijing) Co., Ltd

Legal Representative: Fei Gao

Address: 100 Guanghua Road, Building D, 11th Floor

I.	The parties desire to develop collaboratively on the terms and conditions set forth herein.

II.	Party A promises to actively introduce Party B's business operations and financial products to merchants who use Party A’s system (the “Party A’s Merchants”), and recommend the Party A’s Merchants to Party B for Party B to handle the Party A’s Merchants’ related financial business.

III.	Party B promises to use its advantages regarding financial products, settlement platform, and broad information to provide preferential and comprehensive financial services to Party A and Party A's Merchants, including:

1.	Party B agrees to provide Party A's Merchants with credit line financial support. The terms and conditions of each loan shall be subject to the specific loan agreement signed by Party B and each Party A's Merchants;

When Party A's Merchants applies for a loan from Party B, Party A shall issue a letter of recommendation to Party B. Party B shall conduct independent review on the loan application of the merchant according to Party A's Merchants letter. After examination and if approved, Party B shall release the fund.

2.	Party B promises that the interest rate or service fee charged to Party A and Party A’s Merchants is not higher than the interest rate or service fee of the same type of loans and services of Party B.

3.	Party A has the right to charge a financial service fee to Party A’s Merchants who are able to be approved a loan from Party B. The service fee is up to 2% of the actual loan amount. Party A can collect such fee itself or entrust Party B to collect it. Party B shall protect Party A's interest in receiving financial service fees through financial product design and business process restrictions.

IV.	Both parties further agree:

1.	If either party shall change contact information, written notice shall be sent 2 business in advance to the other party. Such information shall be encrypted if requested by both parties.

2

Party A Contact:

Email:
Phone number:

Party B Contact:

Email:
Phone number:

2.	After Party B obtains the legal authorization and letter of recommendation from Party A, Party B shall have the right to collect information of Party A's Merchants. Such information includes, but is not limited to, the name and ID number of the legal person or actual operator of the business; whether the merchant is approved a credit loan or not and the amount of the loan granted is determined by Party B.

3.	Both Party A and Party B are obliged to optimize of the business collabration through active negotiation and communication, and realize automation and informationization of information exchange, business approval, data statistics, etc.

4.	Party A is responsible for the promotion, marketing and promotion of business and products. Party B shall not use the “UnionPay Business” brand or its products as a marketing methods without the authorization of Party A.

V.	Confidentiality

Each party (the “Receiving Party”) acknowledges that in connection with this Agreement it will gain access to confidential information of the other party (the “Disclosing Party”). As a condition to being provided with confidential information, the Receiving Party shall not disclose such confidential information to any third party and shall not use the Disclosing Party’s confidential information other than as necessary to exercise its rights and perform its obligations under this Agreement, unless required by law. This clause shall survive the termination of this agreement.

VI.	Party A and Party B shall set up a joint working group to regularly discuss the problems encountered in the collaboration, to develop financial products suitable for Party A and Party A's Merchants, and to promote the implementation of various products and services to better accommodate the Party A's Merchants.

VII.	Liability of breach of contract

1.	Failure by either party to perform or failure to fully perform its obligations under this agreement shall constitute a breach of contract in this Agreement. The breaching party shall be liable for breach of contract. Each party shall, in the event of default, take remedial measures to mitigate the damages, assume comparative liability accordingly and pay compensation based on the loss caused to the other party.

2.	If either party violates its obligations regarding confidentiality as stipulated in this agreement, the breaching party shall pay liquidated damages based on the loss caused to the other party, including interests (calculated according to the interest rate issued by People's Bank of China regarding the same-grade loan of the at the same time). The obligation to pay liquidated damages under this provision is independent of other breach of contract obligations.

3

3.	In the event of default, the non-breaching party shall notify the breaching party in writing the event of default, the amount of liquidated damages and compensation, the time and manner of payment, etc. After receiving the notice, the breaching party shall reply within 15 days and pay liquidated damages and compensation. Any disputes arising from breach of contract shall be resolved between the two parties in accordance with the dispute settlement clauses stipulated in this agreement. Neither party may take illegal means to enforce the liquidated damages.

VIII.	Force majeure

If during the term of this agreement force majeure (including but not limited to war, riots, earthquakes, natural disasters, etc.) causes that some or all of the terms of this agreement cannot be fulfilled, the defaulting party will not be liable for breach of contract. Both parties are obliged to continue to perform the remaining terms of this agreement that are not affected. If the purpose of this agreement can no longer be carried out due to force majeure, this agreement is automatically terminated and both parties bear their own losses. Each party shall immediately notify the other party of the occurrence of force majeure, and shall, within 14 days, present to the other party a certified written statement issued by notary office describing the event of force majeure time. Otherwise, the party claiming force majeure cannot delay or avoid performance or non-performance under the agreement on the grounds of force majeure. The party affected by force majeure shall take reasonable actions to mitigate the damages.

IX.	Dispute Resolution

Any dispute arising from the performance of this Agreement shall be settled first by negotiation between Party A and Party B. If the negotiation fails, the two parties agree to submit the dispute to the People's Court of Heping District of Shenyang City for settlement. During the litigation, both parties shall continue to perform under the terms that are not in dispute.

X.	Other

1.	For matters not covered in this agreement, a supplementary agreement may be signed after agreement between the two parties. The supplemental agreement shall become effective after it has been signed and affixed with the official seal by the legal representative/authority or authorized agent of both parties, and shall become an effective part of this agreement that has the same legal effect as this agreement. If the supplementary agreement is inconsistent with this agreement, the supplementary agreement shall prevail.

4

2.	This Agreement shall become effective after it has been signed and affixed with the official seal by the legal representative/responsible person or authorized agent of both parties.

3.	This agreement is valid for three years, from April 8, 2016 to April 8, 2019.

4.	This Agreement is made in two copies. Party A and Party B each holds one copy and each copy has the same legal effect.

Party A: China UnionPay Merchant Service (Liaoning) Co. Ltd /s/ Jinghui Liu	Party B: America Arki Network (Beijing) Co., Ltd. /s/ Fei Gao
Jinghui Liu Date: April 8, 2016	Fei Gao Date: April 8, 2016

5